                                                                     EXHIBIT 6.3


                                 April 26, 2001


To:    [Employee Name]


         RE:      NON-QUALIFIED STOCK OPTIONS

         The Board of Directors (the "Board") of SolutionNet International, Inc., or, as applicable, the committee (the "Committee") designated by the Board for the purpose of administering The 2001 Equity Participation Plan of SolutionNet International, Inc. (the "Plan"), hereby grants you (the "Grantee") a non-qualified stock option (each an "Option"), pursuant to the Plan, a copy of which is attached hereto, in consideration for your rendering faithful and efficient service to the Company and/or any subsidiary. Certain capitalized terms used in this agreement (the "Agreement") are defined in paragraph 18 hereof. Certain capitalized terms used in this Agreement which are not defined herein have the meanings indicated for such terms in Article I of the Plan. As used herein references to the "Company" refer to SolutionNet International, Inc. or to SolutionNet International, Inc., any of its subsidiaries and/or any of the subsidiaries of such subsidiaries, as applicable.

1. STOCK OPTION. The Option entitles the Grantee (and such Grantee's permitted transferee as described in paragraph 3(a) below) (each such person, a "Purchaser") to purchase up to the number of shares of the Company's Common Stock, par value $.001 per share (the "Option Shares"), specified below opposite such Grantee's name, at an option price of $0.27 per share, the Fair Market Value of the Company's Common Stock (the "Option Price"), subject to the terms and conditions of this Agreement:

                  GRANTEE                     NUMBER OF OPTION SHARES

                  [Employee Name]                     [Option Shares]

2. ADDITIONAL TERMS. The Options are also subject to the following provisions:


                  (a) EXERCISABILITY. Each Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by paragraph 2(b) of this Agreement. The Option Price for Option Shares and, as applicable, taxes shall be paid in full in cash or by check by the Purchaser of such Option Shares prior to the time of the delivery of Option Shares, or, at the written request of such Purchaser, the Committee may (but need not) permit payment to be made by
(i) delivery to the Company of outstanding Shares, (ii) retention by the Company of one or more of such Option Shares or (iii) any combination of cash, check, such Purchaser's delivery of outstanding Shares and retention by the Company of one or more of such Option Shares. Option Shares acquired by Purchaser under this Agreement are hereinafter referred to as the "Exercise Shares."

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



                  (b) VESTING/EXERCISABILITY.

                        (i) Purchaser may only exercise the Option to purchase Option Shares to the extent that such Option has vested and become exercisable with respect to such Option Shares. Except as otherwise provided in Paragraph 2(b)(ii) below, the Option Shares will vest and become exercisable in accordance with the following schedule, if as of each such date the Grantee is still employed by the Company:

                                                CUMULATIVE PERCENTAGE OF
                                                OPTION SHARES VESTED
                   DATE                         AND EXERCISABLE

                   October 27, 2001             33.33%
                   October 27, 2002             33.33%
                   October 27, 2003             33.33%

Option Shares which have become vested and exercisable are referred to herein as "Vested Shares" and all other Option Shares are referred to herein as "Unvested Shares."

                        (ii) Upon the occurrence of a Change in Control of the Company, each Option shall vest and all Unvested Shares shall become Vested Shares if, but only if, the Grantee thereof is employed by the Company on the date of such occurrence.

                  (c) PROCEDURE FOR EXERCISE. Subject to the vesting limitations of Paragraph 2(b) above, a Purchaser may exercise all or any portion of the Option, so long as it is valid and outstanding, at any time and from time to time prior to its termination by delivering written notice to the Company as provided in Section 5.2 of the Plan and written acknowledgment substantially in the form of Exhibit A hereto that such Purchaser has read, and has been afforded an opportunity to ask questions of the Company's management regarding all financial and other information provided to Purchaser concerning the Company, together with payment of the Option Price times the number of Option Shares purchased. Subject to Section 5.2 and 5.3 of the Plan, at the time of exercise, Purchaser will be entitled to review all public financial and other information regarding the Company it believes necessary to enable such Purchaser to make an informed investment decision.

3.                TRANSFERABILITY OF THE OPTIONS.

                  (a) The Grantee shall not sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Option with respect to any Unvested Shares. Any Option with respect to any Vested Shares of the Grantee shall not be Transferred other than for estate planning purposes and after notice of such transfer to the Company or as a result of the death of such Grantee, testate or intestate, and the restrictions herein shall apply to any Transfer by any such permitted transferee.

                  (b) The Company may assign its rights and delegate its duties under this Agreement.

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


4.                TRANSFERABILITY OF EXERCISE SHARES.

                  (a) No Purchaser shall Transfer any Exercise Shares or any interest therein except in accordance with the provisions of this Agreement.

                  (b) No holder of any Exercise Shares may Transfer any such shares (except pursuant to an effective registration statement and/or re-offer prospectus, as applicable, under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

5. CONFORMITY WITH PLAN. The Options are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan, except as modified by Paragraph 2(b)(ii) and Paragraph 24 of this Agreement. By executing this Agreement, the Grantee acknowledges receipt of the Plan and agrees to be bound by all of the other terms of the Plan.

6. EMPLOYMENT. If Grantee and the Company have not entered into a written employment agreement, then notwithstanding any contrary oral representations or promises made to the Grantee prior to or after the date hereof, the Grantee and the Company acknowledge that such Grantee's employment with the Company is and will continue to be subject to the willingness of each to continue such employment and nothing set forth herein or otherwise confers any right or obligation on such Grantee to continue in the employ of the Company or shall affect in any way such Grantee's right or the right of the Company to terminate such Grantee's employment at any time, for any reason, with or without cause. If Grantee and the Company have entered into a written employment agreement, however, then nothing set forth herein or otherwise modifies such employment agreement including, but not limited to, the terms of such employment or the right of the Company to terminate Grantee as provided in such employment agreement.

7. ADJUSTMENT. The Board or Committee shall make appropriate and proportionate adjustments to the terms of the Options to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in the capitalization of the Company which the Board or Committee determines to be similar, in its substantive effect upon the Plan or the Options, to any of the changes expressly indicated in this sentence, as provided in Section 8.3 of the Plan. The Board or Committee may (but shall not be required to) make any appropriate adjustment to the terms of the Options to reflect any spin-off, spin-out or other distribution of assets to shareholders or any acquisition of the Company's stock or assets or other change which the Board or Committee determines to be similar, in its substantive effect upon the Plan or the Options, to any of the changes expressly indicated in this sentence, as provided in Section 8.3 of the Plan. In the event of any adjustments described in the preceding two sentences, any and all new, substituted, or additional securities or other property to which any Purchaser is entitled by reason of the Option shall be immediately subject to such Option and be included in the word "Option Shares" for all purposes of such Option with the same force and effect as the Option Shares presently subject to such Option. After each such event, the number of Option Shares and/or the Option Price shall be appropriately adjusted.

8. SHARE LEGEND. Unless the Exercise Shares are the subject of an effective registration statement and/or re-offer prospectus, as applicable, all certificates representing any Exercise Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS APRIL 26, 2001, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYEE STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND CERTAIN EMPLOYEES OF THE COMPANY DATED APRIL 26, 2001. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

9. INVESTMENT REPRESENTATIONS. Upon the purchase of Option Shares hereunder, the Purchaser thereof shall execute and deliver to the Company a letter, substantially in the form attached hereto as Exhibit A, confirming such Purchaser's investment representations.

10. EXPIRATION. Subject to Sections 5.3 of the Plan, the Grantee's Option shall expire (a) with respect to Vested Shares, at the earlier of (i) a determination by the Committee that the Grantee has been grossly negligent in the performance of his duties to the Company,(ii) Termination for Cause of such Grantee's employment with the Company or (iii) at 5:00 p.m., Detroit time, on the tenth anniversary of the date hereof and (b) with respect to Unvested Shares, upon the termination of such Grantee's employment with the Company.

                  Further, notwithstanding the above, with respect to Vested Shares, if the termination of Grantee's employment with the Company is due to death, disability or Termination Without Cause, then the Option shall expire on the earlier of (i) the 90th day following the termination of Grantee's employment or (ii) until 5:00 p.m., Detroit time, on the tenth anniversary of the date hereof.

                  Further, notwithstanding the above, with respect to Vested Shares, if the Company discovers after termination of Grantee's employment, that Grantee engaged in conduct that would have justified Termination for Cause, Grantee's Option shall expire immediately on the date of such discovery and any proceeds, gains or other economic benefit actually or constructively received by Grantee upon any exercise of the Option or upon the receipt or resale of any Common Stock underlying the Option, must and shall be paid to the Company.


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



11.               THE COMPANY'S INTELLECTUAL PROPERTY RIGHTS; CONFIDENTIALITY.

                  In the course of Grantee's employment with the Company, the Grantee may have access to information or materials that are considered trade secret, confidential and/or proprietary by the Company ("Information"). Information permits the development and commercialization of competitive and unique products and services, and is protected by the Company from unauthorized use and disclosure. Information includes, but is not limited to, technical know-how, procedures, technical specifications, designs, software (both object code and source code), results of testing, programmer documentation, protocols, processes, compilations of data, strategic plans, sales and marketing plans, product plans, customer information, supplier information, financial information and proposed agreements. Information also includes all written materials identified in writing as "Confidential" or "Proprietary" or such similar proprietary legend, and oral information disclosed in connection with the Information. Information also includes "Workproduct" identified and defined in paragraph 12, below. This Information relates to the heart of the Company's operation and is protected from unauthorized use and disclosure. It is important for the Company, and for the entities with whom it has contractual relationships, that the Information be maintained in confidence and only be disclosed at the direction of the Company's officers and authorized agents.

                  The Grantee agrees that the Grantee will keep Information of the Company confidential. The Grantee agrees that, unless otherwise directed by the Company, during and after Grantee's employment the Grantee will not: (1) take, retain or use Information or Company materials for Grantee's own benefit;
(2) disclose Information to any other entity or unauthorized person without the written permission from a Company officer; (3) delete, encrypt, password protect, or retain electronic files containing Information or Company materials (including emails and attachments); or (4) take any other action that impairs, restricts, limits, or impedes the Company's ability to have full access to and use of its Information, Workproduct and materials. In addition, upon termination of Grantee's employment with the Company, the Grantee agree to return to the Company all Information, Workproduct and Company materials, and otherwise fully cooperate with and assist the Company in ensuring the Company's ability to have full access to and use of its Information or materials. Such cooperation and assistance may include, but is not limited to, removing any password protection, encryption or other proprietary format on Company Information and materials.

                  The Grantee has no obligation to maintain as confidential any Information that is or becomes entirely in the public domain, or is known to the Grantee prior to disclosure by the Company as evidenced by written, dated records in Grantee's possession, or is received lawfully by the Grantee without the breach of any obligation of confidentiality owed to the Company. The fact that discrete elements of Company confidential information may be in the public domain does not, by itself, remove from the protections of this Agreement any Information combining such discrete elements with other information and technology.

                  The Grantee may also have access to information that is considered confidential by third parties with whom the Company does business, such as customers, suppliers, and consultants ("Clients"). Such Client information shall be maintained as confidential in accordance with the procedures identified in this paragraph 11, all applicable laws, and any contractual confidentiality obligations imposed by the Company's Clients. The Grantee also shall

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


comply with any intellectual property provisions contained in any of the Company's agreements with its Clients.

                  The Company understands that its current employees may have had access to the trade secrets and proprietary information of third parties (that is, persons or companies other than the Company) during their previous employment. These other trade secrets may be owned by the former employers or by clients with whom those former employers did business. The Company does not permit its employees to disclose, use or incorporate into the Company's products or services, the unlicensed trade secrets or proprietary information of third parties. The Grantee acknowledges the foregoing, and represents and warrants that the Grantee will not disclose to the Company, or incorporate into the Company Information, any trade secrets or proprietary information of third parties.

                  The Grantee agrees to indemnify and hold harmless the Company and agrees to pay all damages, costs and fees (including attorneys' fees) arising out of any claims by third parties relating to a breach or alleged breach of the warranties and representations included in this paragraph 11.

                  The confidentiality provisions of this Agreement shall survive termination of the employment relationship with the Company and shall survive for so long a period of time as the Information and/or Workproduct is maintained by the Company as confidential.

12.               DISCLOSURE AND OWNERSHIP OF WORKPRODUCT AND INFORMATION.

                  The Grantee agrees to disclose promptly to the Company all ideas, inventions (whether patentable or not), improvements, copyrightable works of original authorship (including but not limited to computer programs, compilations of information, generation of data, graphic works, audio-visual materials, technical reports and the like), trademarks, know-how, trade secrets, processes and other intellectual property, developed or discovered by the Grantee in the course of Grantee's employment relating to the business of the Company, or to the prospective business of the Company, or which utilizes the Company Information or staff services (collectively, "Workproduct").

                  Workproduct created by the Grantee within the scope of Grantee's employment, on Company time, or using Company resources (including but not limited to facilities, staff, Information, time and funding), belongs to the Company and is not owned by the Grantee individually. The Grantee agree that all works of original authorship created during Grantee's employment are "works made for hire" as that term is used in connection with the U.S. Copyright Act. To the extent that, by operation of law, the Grantee retains any intellectual property rights in any Workproduct, the Grantee hereby assigns to the Company all right, title and interest in all such Workproduct, including copyrights, patents, trade secrets, trademarks and know-how.

                  The Grantee agrees to cooperate with the Company, at the Company's expense, in the protection of the Company Information and the securing of the Company's proprietary rights, including signing any documents necessary to secure such rights, whether during or after Grantee's employment with the Company, and regardless of the fact of any employment with a new company.


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


13. NONSOLICITATION OF COMPANY EMPLOYEES. Grantee acknowledges that the relationships between the Company and its employees are valuable assets of the Company. During Grantee's employment and for a period of one (1) year after the termination of Grantee's employment, Grantee agrees not to hire, use, or contract with (or to solicit for hire, use or to contract with) any individual(s) employed by the Company, or who left their employment at the Company within ninety (90) days after Grantee's last day of employment (collectively, "Staff"). During Grantee's employment and for a period of one (1) year after the termination of Grantee's employment, Grantee agrees not to contact Staff (or have someone else contact Staff) for the purpose of terminating their relationship with the Company or offering employment opportunities outside of the Company.

14. NONSOLICITATION OF COMPANY CUSTOMERS. Grantee acknowledges that the relationships between the Company and its customers are valuable assets of the Company. During Grantee's employment and for a period of one (1) year after the termination of Grantee's employment, Grantee agrees that Grantee will not contact (or have someone else contact) any then-current Company customer, or prospective customer with whom the Company is negotiating or preparing a proposal for products or services (collectively, "Customers") for the purposes of: (1) inducing them to terminate their business relationship with the Company,
(2) discouraging them from doing business with the Company, or (3) offering products or services that are similar to or competitive with those of the Company. "Contact" with any Customer includes responding to contact initiated by the Customer. These prohibitions cover solicitations or contact by Grantee whether on Grantee's own behalf, as an employee of a third party, as an independent contractor, as a consultant, or any other status.

15. NON-COMPETITION. Grantee agrees that during Grantee's employment and for a period of one (1) year after the termination of Grantee's employment, Grantee will not provide, either directly or indirectly, any services to any individual or entity whose business includes providing any of the following Prohibited Services for others if Grantee previously provided those services to the Company and such services involve Information. This non-competition restriction is limited to individuals and entities that are located in, or provide services in, Singapore, other applicable country and/or the state or states of the United States in which Grantee worked or provided services for the Company during Grantee's employment. For the purposes of this Agreement, "Prohibited Services" shall mean the following: (1) providing e-business solutions and services (including, but not limited to, Enet Internet Banking, Intelligent Data Mapper, E-Busines kits and Electronic Medical Information; and (2) providing end-user Internet technologies, ERP solutions, Multimedia applications, technology and system integration. This non-competition restriction covers services provided by Grantee whether as an employee for a Customer, employee for a third party, independent contractor, consultant, or any other status.

16. ACKNOWLEDGMENT. Grantee acknowledges that, due to Grantee's education and job skill, Grantee's adherence to the terms of Sections 11 through 15 above will not deprive Grantee of the opportunity to obtain gainful employment with other companies serving different product or services markets or customers that are not Customers of the Company, after the termination of Grantee's employment with the Company.

17. ENFORCEMENT OF AGREEMENT; INJUNCTIVE RELIEF; ATTORNEYS' FEES AND EXPENSES. The Grantee acknowledges that violation of this Agreement will cause immediate

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


and irreparable damage to the Company, entitling it to injunctive relief. The Grantee specifically consents to the issuance of temporary, preliminary, and permanent injunctive relief to enforce the terms of this Agreement. In addition to injunctive relief, the Company is entitled to all money damages available under the law. If the Grantee violates this Agreement, in addition to all other remedies available to the Company at law, in equity, and under contract, the Grantee agrees that the Grantee is obligated to pay all the Company's costs of enforcement of this Agreement, including attorneys' fees and expenses, and that the Company is not obligated to issue to Grantee any shares subject to the option upon exercise of the option.

18.               DEFINITIONS.

                  "DISABILITY" means permanent and total disability as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                  "FULLY DILUTED BASIS" means, without duplication, (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

                  "TERMINATION FOR CAUSE" means termination by the Company of Grantee's employment because of Grantee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, the violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach or threatened or attempted breach of Paragraphs 11, 12, 13, 14 or 15 hereof.

                  "TERMINATION WITHOUT CAUSE" means any termination by the Company of Grantee's employment which is not a Termination for Cause, including, but not limited to, a voluntary quit by Grantee.

19. FURTHER ACTIONS. The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

20. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

21. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

22. NOTICES. Any notices, consent, approval or other communications given pursuant to the provision of this Agreement shall be in writing and shall be (a) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (b) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier, which delivers only upon signed receipt of the addressee, and addressed as follows:

                  [Employee Name]
                  [Address 1]
                  [City, State  ZipCode]

                  SolutionNet International, Inc.
                  31700 West 13 Mile Road, Suite 201
                  Farmington Hills, MI  48334
                  Attention:   President and CEO

The time of giving of any notice shall be the time of delivery by the applicable overnight courier or with respect to registered or certified mail, the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Any party hereto may, by giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

23. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee's heirs, executors, administrators, successors and assigns and inure to the benefit of Grantee's heirs, executors, administrators, successors and permitted assigns.

24. GOVERNING LAW; FORUM SELECTION. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the State of Michigan. The parties agree that any litigation in relation to this Agreement and/or Grantee's employment shall be exclusively initiated and maintained in the Circuit Court of the County of Oakland, Michigan, or the U.S. District Court for the Eastern District of Michigan, Southern Division. The parties hereby irrevocably submit to the personal jurisdiction and venue in such courts. The parties agree that these courts are convenient forums for any such litigation.

25. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire understanding between the Grantee and the Company with respect to the Option granted hereunder.

26. TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to Grantee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of the Option. The Committee or the Board may in its discretion and in satisfaction of the foregoing requirement allow Grantee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

                  Please sign as Grantee in the space provided below to confirm your understanding and acceptance of the agreements contained in this letter.

                             Very truly yours,

                             SOLUTIONNET INTERNATIONAL, INC.


                             By:
                                ---------------------------------------
                                  Suresh Venkatachari
                             Its: President and CEO



                  THE UNDERSIGNED hereby acknowledges having read this Agreement, the Plan, and the other enclosures to this Agreement, and hereby agrees to be bound by all provisions set forth herein and in the Plan.

                             GRANTEE

                             ------------------------------------------
                             [Employee Name]

                           EXHIBIT A TO EMPLOYEE STOCK
                                OPTION AGREEMENT

                                INVESTMENT LETTER





SolutionNet International, Inc.
1305 Stephenson Highway
Troy, Michigan  48083

Attention:    President and CEO


Gentlemen:

         This is to inform you that the undersigned (the "Purchaser") hereby exercises the option granted to the Purchaser under The 2001 Equity Participation Plan of SolutionNet International, Inc. with respect to ___ shares of the Common Stock, par value $.001 per share (the "Securities") of SolutionNet International, Inc., a Minnesota corporation (the "Company").

         PAYMENT ALTERNATIVES [CHECK APPLICABLE BOX AND COMPLETE ANY BLANKS]:

                  - Enclosed is my check made payable to SolutionNet International, Inc. in the amount of $____________ in full payment of the exercise price per share, and, as applicable, taxes.

                  -        I have authorized my Broker, _______________________,
                  to pay SolutionNet International, Inc., the exercise price per share, and, as applicable, taxes from my brokerage account.

                  - Enclosed are ___ shares of the Securities in full payment of the exercise price per share, and, as applicable, taxes.

         CERTIFICATE ALTERNATIVES [CHECK APPLICABLE BOX AND COMPLETE ANY
BLANKS]:

                  -        Issue the certificate in my name.

                  -        Issue the certificate in "street" name, as follows:
                           ____________________.
                           [Insert Name]

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

         MAILING ALTERNATIVES [CHECK APPLICABLE BOX AND COMPLETE ANY BLANKS]:

                  -        Mail to my residence address.

                  -        Mail to:
                                    ------------------------------
                                    [Insert Name of Broker]
                                    For the Benefit of [Employee Name]

                                    ------------------------------

                                    ------------------------------
                                    ATTN:
                                         -------------------------
                                    [Insert Name and Address Above]

         In connection with the Purchaser's proposed purchase of the Securities, Purchaser hereby agrees, represents and warrants as follows:

         1.       INFORMATION CONCERNING COMPANY.

         The Purchaser represents and warrants that Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers and received all such information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Securities of the Company, and the Purchaser further represents and warrants that Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

         2.       ECONOMIC RISK.

         The Purchaser represents and warrants that Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities, Purchaser realizes that Purchaser's purchase of the Securities will be a highly speculative investment and that Purchaser is able, without impairing Purchaser's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on Purchaser's investment, should that be the case.

DATED:   __________________


                                      Very truly yours,


                                      [Employee Name]
                                      [Address 1]
                                      [City], [State] [Zip Code]

                                      Social Security Number:  [Social Security]

ACCEPTED AND AGREED TO:

SOLUTIONNET INTERNATIONAL, INC.


By:______________________________________
           Its:

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